Exhibit 99.2

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

[$90 Million] Senior Secured Super Priority Debtor-In-Possession Credit Facility

This Summary of Principal Terms and Conditions (this “Term Sheet”) outlines certain terms of the Senior Secured Super Priority Debtor-In-Possession Credit Facility (the “DIP Facility”) and does not reflect all of the terms, conditions, representations, warranties and other provisions that will be set forth in the definitive credit documentation relating to such DIP Facility (the “Loan Documents”), and is qualified in its entirety by such final Loan Documents. The final Loan Documents, if any, will constitute the sole agreement among the parties with respect to the matters addressed herein. This Term Sheet is for discussion purposes only, is a non-binding proposal and does not constitute, represent or imply a commitment to lend or an agreement to deliver such commitment. Any such agreement or commitment (1) will be subject to the conditions set forth in this Term Sheet below and the execution and delivery of final Loan Documents, acceptable to us and our counsel, on the one hand, and the Company (as defined herein), on the other hand, (2) will assume the accuracy and completeness in all material respects of the information provided by or on behalf of us, on the one hand, and the Company, on the other hand and completion of due diligence by us and our advisors1 and (3) will be subject to (x) the Borrowers commencing bankruptcy cases (the “Bankruptcy Cases” and the date the Bankruptcy Cases are commenced, the “Petition Date”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code (11 U.S.C. §§ 101 et seq., as amended, the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and Zochem (as defined below), in its capacity as foreign representative of the Borrowers, commencing a proceeding (the “Recognition Proceeding”) under Part IV of the Companies’ Creditors Arrangement Act (the “CCAA”) in the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”) to recognize the Bankruptcy Cases as a foreign main proceeding and (z) approval of the Bankruptcy Court of the Loan Documents and corresponding recognition and enforcement in Canada of such approval by the Canadian Court.

Borrowers:	Horsehead Corporation, The International Metals Reclamation Company, Inc. (“INMETCO”), Horsehead Metal Products, LLC, Zochem, Inc. (“Zochem”) and Horsehead Holding Corp. (collectively, the “Company” or the “Borrowers”).

DIP Agent:	[●] will act as sole and exclusive administrative agent and collateral agent (in such capacities, together with its permitted successors and assigns the “DIP Agent”).

Lenders:	Certain holders of the Horsehead Holding Corp. 10.5% Senior Secured Notes due 2017 (the “Secured Notes”) and/or their affiliates (in their capacity as lenders under the DIP Facility, the “Lenders”).

DIP Facility:	Senior secured super priority debtor-in-possession credit facility in the aggregate principal amount of up to $[90] million.

[1]	Diligence to be completed prior to signing of the Loan Documentation and removed as a condition.

Borrowings under the DIP Facility will be permitted from time to time after entry of the Interim DIP Order and Interim DIP Recognition Order (each as defined herein) subject to prior notice periods to be mutually agreed.

Funding of advances under the DIP Facility will be subject to terms and conditions materially consistent with those set forth herein, will only be permitted up to an aggregate amount set forth in the line item in the Budget for aggregate loans under the DIP Facility permitted to be borrowed for the applicable period (with amounts set forth in the Budget that are not borrowed permitted to be borrowed at a subsequent time, but subject to minimum borrowing amounts) and otherwise reasonably acceptable to the Borrowers and the Required Lenders. The aggregate principal amount of loans available on the Closing Date shall not exceed $[●].[2] Amounts under the DIP Facility may be repaid, without premium or penalty, except as expressly contemplated below, but may not be reborrowed.

Use of Proceeds:	The proceeds of the DIP Facility will be used, on the Closing Date, (a) to repay in full all obligations outstanding under the PNC Credit Facility[3], (b) to pay certain guaranty fees to Zochem in an amount not to exceed [1%] of the principal amount of loans borrowed under the DIP Facility, (c) to pay fees and expenses incurred through the Closing Date in connection with the DIP Facility as provided herein, (d) general corporate purposes substantially in accordance with the Budget (including permitted variances), (e) obligations benefitting from the Carve-Out (as defined herein), and (f) any other amounts permitted by the Budget (including any permitted variances). On and after the Closing Date, the proceeds of the DIP Facility will be used to: (i) pay administrative expenses for goods and services in the ordinary course of business (other than fees and expenses of Professional Persons) and other expenses (other than fees and expenses of Professional Persons) in accordance with the Budget (as defined herein, including any permitted variances); (ii) pay amounts owing to the DIP Agent and the Lenders under the DIP Facility (including fees and expenses reimbursable or payable under the DIP Facility); and (iii) pay obligations benefiting from the Carve-Out (as defined herein) and other agreements as may be agreed to by the Required Lenders, to the extent such obligations are approved by the Bankruptcy Court (and the Canadian Court, as applicable). The use of proceeds of the DIP Facility shall in all cases be substantially in accordance with the Budget (as defined herein, including any permitted variances).

[2]	Anticipated to be an amount sufficient for 2 weeks.
[3]	The “PNC Credit Facility” means the $20 million revolving credit facility governed by the Credit Agreement, dated April 29, 2014, as amended, among Zochem, as Borrower, Horsehead Holding Corp., as Guarantor, the Lenders, and PNC Bank, N.A., as agent and as a Lender

Notwithstanding the forgoing, except as required by the terms of the DIP Facility, no proceeds of the DIP Facility may be used to pay any obligation arising prior to the Petition Date unless such payment is provided for in the Budget, including any variances permitted with respect thereto, and approved by the Bankruptcy Court pursuant to any “first day” motion (it being agreed that all such “first day” motions shall be required to be reasonably acceptable to the Required Lenders) and, if applicable, recognized by the Canadian Court; provided that the foregoing limitation shall not apply with respect to obligations benefiting from the Carve-Out.

Budget:	The Borrowers shall prepare and deliver to the Lenders a budget on or prior to the Closing Date (as defined herein), which budget shall reflect projected receipts and expenditures of the Borrowers (including Professional Fees) and projected accrued Professional Fees on a weekly basis from the beginning of the week during which the Petition Date occurs and covering the first 13 week period following the beginning of such week and shall be in form and substance acceptable to the Lenders in their sole discretion, and such budget may be updated from time to time pursuant to amendments thereto as approved by the Required Lenders in their sole discretion (such budget, as so amended, the “Budget”); provided that, notwithstanding the foregoing, the Budget shall not provide for any termination or other similar payments to Macquarie Bank Limited or their affiliates (“Macquarie”). The Borrowers shall deliver to the DIP Agent and the Lenders on or prior to the third business day after (i) the end of every week, a report of any material variance from the Budget for the immediately preceding week, and (ii) the end of every other week, an updated Budget for the rolling 13 week period commencing with the first day of the week in which such delivery occurs, which updated Budget must be approved by the Required Lenders in their sole discretion (and to the extent such updated Budget is not approved, the Budget that is then effect shall continue to constitute the Budget for purposes of the DIP Facility). Notwithstanding anything herein to the contrary, with respect to the updated Budget to be delivered on or prior to the third business day after the tenth week covered by the initial Budget, delivery of an updated Budget that is not satisfactory to the Required Lenders for whatever reason, in their sole discretion, at such time shall constitute an event of default under the DIP Facility.

Maturity Date:	The earlier of (a) the twelve month anniversary of the Closing Date (the “Scheduled Maturity Date”), (b) the effective date of a Chapter 11 plan confirmed in the Borrowers’ Chapter 11 cases,

(c) the date all loans become due and payable under the Loan Documents, whether by acceleration or otherwise and (d) the closing of any sale of assets, which when taken together with all assets sales completed since the Closing Date, constitutes a sale of all or substantially all of the assets of the Borrowers (the “Maturity Date”).

Amortization:	No amortization shall be required with respect to the DIP Facility.

Interest:	[12]% per annum paid in cash, monthly in arrears on the first day of each such month.

Default Interest and Fees:	Upon the occurrence and during the continuance of any event of default, at the election of the required lenders, interest will accrue (i) in the case of principal or interest on any loan at a rate of 2.0% per annum plus the rate otherwise applicable to such loan and (ii) in the case of any other amount, at a rate equal to the interest rate applicable to outstanding loans plus 2.0% per annum. Default interest will be payable in cash.

Commitment Fee/OID:	[2]% of the aggregate commitments under the DIP Facility shall be payable to the Lenders upon the Closing Date (a) in cash as a Commitment Fee or (b) as original issue discount. An unused commitment fee of [4]% per annum of the aggregate unfunded commitments under the DIP Facility shall be payable to the Lenders in cash monthly in arrears on the first day of each such month.

Exit Premium:	All repayments of principal amounts of loans under the DIP Facility, whether through optional prepayments, mandatory prepayments, at maturity, upon acceleration or otherwise, shall be subject to a premium equal to [2]% of the principal amount of such loans to be repaid.

Mandatory Prepayments:	Loans under the DIP Facility shall be prepaid in an amount equal to (a) 100% of the net cash proceeds received from the sale or other disposition of any Collateral after the Closing Date other than sales of inventory in the ordinary course of business, and (b) 100% of all casualty and condemnation proceeds received by Holdings or any of its subsidiaries with respect to any Collateral, in each case, subject to reinvestment rights and exceptions to be mutually agreed.

Optional Prepayments:	The principal amount of loans under the DIP Facility may be prepaid and the undrawn commitment under the DIP Facility may be terminated, at the option of the Borrower, prior to the Maturity Date, in whole or in part, subject to minimum notice periods and amounts to be mutually agreed (and to the payment of all interest on the principal amount being prepaid that has accrued through the prepayment date and the payment of the Exit Premium described above).

Security:	Except as set forth below, the DIP Facility will be secured by a priming, first-priority perfected lien, granted by the Borrowers and approved by the Bankruptcy Court pursuant to section 364(c)(2) and 364(d) of title 11 of the Bankruptcy Code and recognized by the Canadian Court under the CCAA in substantially all assets of the Borrowers (subject to customary exceptions), including, after entry of a Final DIP Order, proceeds of Avoidance Actions (as defined herein) (the “Collateral”) (as defined below); provided that: (i) the DIP Facility shall be subject to the Carve-Out and the Macquarie Adequate Protection Liens in all respects; (ii) all liens and claims will have recourse to the proceeds of causes of action under Chapter 5 of the Bankruptcy Code (the “Avoidance Actions”) only upon entry of the Final DIP Order; (iii) the priority of the DIP Agent’s lien on the Collateral shall in each case be subject to certain valid, perfected liens that are senior to the liens securing the PNC Credit Facility, the Macquarie Credit Facility[4] and the Secured Notes as of the Petition Date, which are agreed to by the Lenders (liens referenced in this clause (iii), the “Permitted Pre-Petition Liens”, and the liens referenced above that secure the DIP Facility, the “DIP Liens”); and (iv) with respect to the Collateral of Zochem, the liens securing the DIP Facility shall also be subordinate to the administration charge provided for in the supplemental order of the Canadian Court in an amount not to exceed $[●] (the “Administration Charge”), but shall be senior to any other charges granted by the Canadian Court in the Recognition Proceedings. Notwithstanding the foregoing, the DIP Liens shall be subordinated to the pre-petition liens securing the Macquarie Credit Facility on a first priority basis relative to the Secured Notes, to the extent such liens are valid and perfected as of the Petition Date, shall prime the liens securing the Secured Notes and shall include a first priority priming lien on the equity interests of non-debtor subsidiaries of the Borrowers, including Horsehead Zinc Recycling, LLC; provided that (x) to the extent that the Macquarie Credit Facility is repaid in full, the DIP Facility shall be granted a first priority lien on all assets that secured the Macquarie Credit Facility and (y) to the extent that the existing indebtedness of Horsehead Zinc Recycling, LLC is repaid in full, Horsehead Zinc Recycling, LLC shall become a debtor under the Bankruptcy Cases and the DIP Facility shall be granted a first priority lien on all assets of

[4]

The “Macquarie Credit Facility” means the $80 million revolving credit facility governed by the Credit Agreement, dated as of June 30, 2015, as amended, among Horsehead Corporation, The International Metals Reclamation Company, LLC, and Horsehead Metals Products, LLC, as Borrowers, Horsehead Holding Corp., and Chestnut Ridge Railroad Corp., as Guarantors, the Lenders, and Macquarie Bank Limited, as administrative agent and as a Lender.

Horsehead Zinc Recycling, LLC. All of the liens described herein shall be effective and perfected as of the Interim DIP Order, and without the necessity of the execution of mortgages, security agreements, pledge agreements, financing statements or other agreements, but the Required Lenders may request any such documentation or agreements to the extent they determine that such documentation or other agreements are necessary or desirable to provide for a valid, perfected lien on the assets.

Ranking / Priority:	All obligations of the Borrowers under the DIP Facility in respect thereof at all times shall constitute allowed super-priority administrative expense claims in the Bankruptcy Cases (the “DIP Administrative Claim”), having priority over all administrative expenses of the kind specified in, or ordered pursuant to, sections 105, 326, 330, 331, 503(b), 506(c), 507(a), 507(b) or 726 or any other provisions of the Bankruptcy Code, subject only to the Carve-Out (as defined below) and the Macquarie Adequate Protection Claims (as defined below); provided that the DIP Administrative Claim will have recourse to proceeds of Avoidance Actions only upon entry of the Final DIP Order.

The “Carve Out” means the sum of (i) all fees required to be paid to the Clerk of the Bankruptcy Court and to the Office of the United States Trustee under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate (without regard to the notice set forth in (iii) below); (ii) fees and expenses up to $50,000 incurred by a trustee under section 726(b) of the Bankruptcy Code (without regard to the notice set forth in (iii) below); (iii) to the extent allowed at any time, whether by interim or final compensation order, all unpaid fees and expenses (including transaction fees or success fees) (the “Professional Fees”) incurred by persons or firms (“Borrower Professionals”) retained by the Borrowers pursuant to section 327, 328 or 363 of the Bankruptcy Code and any official committee of unsecured creditors (the “Committee” and, together with the Borrower Professionals, the “Professional Persons”) appointed in the Bankruptcy Cases pursuant to section 1103 of the Bankruptcy Code at any time before or on the first business day following delivery by the DIP Agent of a Carve Out Trigger Notice (defined below), whether allowed by the Bankruptcy Court prior to or after delivery of a Carve Out Trigger Notice but only to the extent not subsequently disallowed and actually earned prior to the delivery of a Carve Out Trigger Notice; and (iv) Professional Fees of Professional Persons in an aggregate amount not to exceed $1,250,000 incurred after the first Business Day following delivery by the DIP Agent of the Carve Out Trigger Notice, to the extent allowed at any time, whether by interim order, procedural order or otherwise (the amounts set forth in this clause (iv) being the

“Post-Carve Out Trigger Notice Cap”). For purposes of the foregoing, “Carve Out Trigger Notice” shall mean a written notice delivered by email (or other electronic means) by the DIP Agent or the Required Lenders to the Borrowers, their lead restructuring counsel, the United States Trustee, and lead counsel to the Committee, which notice may be delivered following the occurrence and during the continuation of an Event of Default and acceleration of the Obligations under the DIP Facility, stating that the Post-Carve Out Trigger Notice Cap has been invoked.

On the day on which a Carve Out Trigger Notice is given by the DIP Agent to the Borrowers, the Carve Out Trigger Notice shall constitute a demand to the Borrowers to utilize all cash on hand as of such date and any available cash thereafter held by any Borrower to fund a reserve in an amount equal to the then accrued and/or unpaid amounts of the Professional Fees. The Borrowers shall deposit and hold such amounts in a segregated account at the DIP Agent or under the exclusive control of the DIP Agent in trust to pay such then unpaid Professional Fees (the “Pre-Carve Out Trigger Notice Reserve”) prior to any and all other claims. The Borrowers shall deposit and hold such amounts in a segregated account at DIP Agent or under the exclusive control of the DIP Agent in trust to pay such Professional Fees benefiting from the Post-Carve Out Trigger Notice Cap (the “Post-Carve Out Trigger Notice Reserve” and, together with the Pre-Carve Out Trigger Notice Reserve, the “Carve Out Reserves”) prior to any and all other claims, including DIP Administrative Claims. All funds in the Pre-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clauses (ii) through (iii) of the definition of Carve Out set forth above, but not, for the avoidance of doubt, the Post-Carve Out Trigger Notice Cap, until paid in full, and then, to the extent the Pre-Carve Out Trigger Notice Reserve has not been reduced to zero, to pay the DIP Agent for the benefit of the Lenders, unless the obligations under the DIP Facility have been paid in full, in which case any such excess shall be paid as directed by the Bankruptcy Court. All funds in the Post-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clause (iv) of the definition of Carve Out set forth above, and then, to the extent the Post-Carve Out Trigger Notice Reserve has not been reduced to zero, to pay the DIP Agent for the benefit of the Lenders, unless the obligations under the DIP Facility have been paid in full, in which case any such excess shall be paid as directed by the Bankruptcy Court.

The Interim Order shall provide that, following delivery of a Carve Out Trigger Notice, the DIP Agent and any agents under a primed facility shall deposit any cash swept or foreclosed upon (including cash received as a result of the sale or other disposition of any assets) in the Carve Out Reserves until such Carve Out Reserves have been fully funded, and shall have a security interest in any residual interest in the Carve Out Reserves, with any excess paid to the DIP Agent for application in accordance with the Loan Documents.

Further, notwithstanding anything to the contrary herein, (i) disbursements by the Borrowers from the Carve Out Reserves shall not constitute Loans or increase or reduce the Obligations, (ii) the failure of the Carve Out Reserves to satisfy in full the Professional Fees shall not affect the priority of the Carve Out and (iii) in no way shall the Carve Out, Post-Carve Out Trigger Notice Cap, Carve Out Reserves, or any of the foregoing be construed as a cap or limitation on the amount of the Professional Fees due and payable by the Borrowers. Subject to the negotiated stipulations, the Borrowers shall not assert or prosecute, and no portion of the proceeds of the DIP Facility, the Collateral, or the Carve Out, and no disbursements set forth in the Budget, shall be used for the payment of professional fees, disbursements, costs or expenses incurred by any person, including, without limitation, any committee appointed in the Bankruptcy Cases, in connection with (a) preventing, hindering or delaying any of the DIP Agent’s or the Lenders’ enforcement or realization upon any of the Collateral once an Event of Default has occurred, (b) objecting or challenging or contesting in any manner, or raising any defenses to, the validity, extent, amount, perfection, priority, or enforceability of any of the obligations under (x) the DIP Facility or the Secured Notes, (y) the liens securing the DIP Facility or the Secured Notes or (z) or any other rights or interest of any of the DIP Agent, the Lenders or the holders of the Secured Notes; or (c) asserting, commencing or prosecuting any claims or causes of action, including, without limitation, any Avoidance Actions against the DIP Agent, any Lender, any holder of the Secured Notes or any of their respective affiliates, agents, attorneys, advisors, professionals, officers, directors and employees; provided that, an amount not to exceed $75,000 in the aggregate (the “Investigation Budget”) of the proceeds of the DIP Facility and the Collateral may be used for the Committee to investigate (but not prepare, initiate or prosecute) prepetition liens of, and claims and defenses against, the holders of the Secured Notes before the termination of a challenge period satisfactory to the Lenders, it being understood that the Investigation Budget shall not constitute part of the Carve-Out.

Secured Notes Adequate Protection:	As adequate protection for, and to secure payment of an amount equal to, any diminution in the value as of the Petition Date of their interests in their prepetition collateral, the holders of the Secured Notes shall receive, to the extent of any aggregate diminution in the value of their collateral following the Petition

Date, and in each case subject (x) in all respects to the Carve-Out and (y) the Macquarie Adequate Protection Liens: (i) valid, binding, enforceable and perfected replacement liens on and security interests in the Collateral, which liens and security interests shall (x) be junior and subordinate only to the Carve-Out, the Administration Charge, the DIP Liens, the Permitted Pre-Petition Liens, the Macquarie Adequate Protection Liens and any pre-petition liens securing the Macquarie Credit Facility on a first-priority basis relative to the Secured Notes, to the extent such liens are valid and perfected as of the Petition Date, and (y) otherwise be senior to all other security interests in or liens on any of the Collateral; and (ii) allowed super-priority administrative expense claims in the Bankruptcy Cases having priority over all administrative expenses of the kind specified in, or ordered pursuant to, sections 105, 326, 330, 331, 503(b), 506(c), 507(a), 507(b) or 726 or any other provisions of the Bankruptcy Code, subject only to the Carve-Out, the Macquarie Adequate Protection Claims and the DIP Administrative Claim.

Macquarie Adequate Protection:	As adequate protection for, and to secure payment of an amount equal to, any diminution in the value as of the Petition Date of their interests in their prepetition collateral, holders of obligations outstanding under the Macquarie Credit Facility as of the Petition Date, shall receive, to the extent of any aggregate diminution in the value of their interest in such collateral following the Petition Date, and in each case subject in all respects to the Carve-Out: (i) valid, binding, enforceable and perfected replacement liens on and security interests in the Collateral, which liens and security interests shall be junior and subordinate only to the Carve-Out, the Administration Charge and the Permitted Pre-Petition Liens, and (y) otherwise be senior to all other security interests in or liens on any of the Collateral including the DIP Liens (collectively, the “Macquarie Adequate Protection Liens”); and (ii) allowed super-priority administrative expense claims in the Bankruptcy Cases having priority over all administrative expenses of the kind specified in, or ordered pursuant to, sections 105, 326, 330, 331, 503(b), 506(c), 507(a), 507(b) or 726 or any other provisions of the Bankruptcy Code, subject only to the Carve-Out (collectively, the “Macquarie Adequate Protection Claims”); provided that, and notwithstanding anything herein to the contrary, (I) the Macquarie Adequate Protection Liens shall not encumber the Avoidance Actions or proceeds from Avoidance Actions, and (II) the Macquarie Adequate Protection Claims shall have no recourse to proceeds of Avoidance Actions.

For the avoidance of doubt, and notwithstanding anything herein to the contrary, the Macquarie Adequate Protection Liens and the Macquarie Adequate Protection Claims shall be junior to the Carve-Out in all respects.

Conditions to Initial Borrowings:	Conditions precedent to initial borrowings under the DIP Facility shall be limited to those set forth in Annex I hereto. The date on which such conditions precedent are satisfied or waived and such initial borrowings take place is referred to herein as the “Closing Date”.

Conditions to Each Borrowing:	Conditions precedent to each borrowing under the DIP Facility on or after the Closing Date will be those customary for a transaction of this type and others mutually agreed, including, (i) the absence of any continuing default or event of default under the Loan Documents, (ii) the accuracy in all material respects of all representations and warranties and (iii) the effectiveness of the Interim DIP Order and Interim DIP Recognition Order or Final DIP Order and Final DIP Recognition Order as applicable authorizing the DIP Facility.

Chief Restructuring Officer:	If reasonably requested by the Required Lenders, the Company shall promptly retain a chief restructuring officer (the “CRO”). The identity of the CRO shall be reasonably acceptable to the Required Lenders and to the Company and the scope of engagement and fees shall be reasonably acceptable to the Required Lenders and to the Company. Such CRO shall have authority normally associated with such position or as otherwise required by the Required Lenders.

Information Officer:	The proposed Information Officer for the Recognition Proceedings to be selected by the Borrowers and approved by the Canadian Court shall be reasonably acceptable to the Required Lenders.

Representations and Warranties:	Representations and warranties as are customary for a debtor-in-possession financing and as otherwise mutually agreed and subject to customary materiality threshold exceptions.

Affirmative and Reporting Covenants:	Affirmative and reporting covenants as are customary for a debtor-in-possession financing and as otherwise mutually agreed, subject to materiality, exceptions and qualifications to be mutually agreed. Without limiting the foregoing, (i) the Required Lenders shall have the right to conduct, or have conducted or prepared on their behalf, collateral appraisals and field exams at any time in their reasonable discretion during the Bankruptcy Cases (subject to cost reimbursement limitations and confidentiality restrictions), (ii) the Company’s senior management, including the CRO (if any), and financial advisors shall conduct a telephonic conference call at least once a week, or as reasonably requested by the Required Lenders, with the DIP Agent, the Lenders that are subject to a confidentiality agreement to be mutually agreed and/or the Lenders’ advisors to discuss the Budget, any variance or related reports delivered in connection with the Budget or the Loan Documents, and the financial condition, performance, and business affairs of the Company, (iii) except where not reasonably practicable, the Company shall provide the Lenders’ counsel with advance notice and copies of any material motions or other material documents to be filed in the Bankruptcy Cases and the Recognition Proceedings, (iv) the Borrowers shall give the Lenders and any operational consultants retained by the Lenders reasonable access to the facilities and any information reasonably requested by the Lenders and any such operational consultants, including, without limitation, plant designs, tours of plants and equipment, and access to vendors and technical advisors (subject to customary confidentiality requirements) and (v) the Company shall provide the Lenders and their advisors with customary financial reporting and other non-financial operating metric reporting to be mutually agreed.

Negative Covenants:	Negative covenants as are customary for a debtor-in-possession financing and as otherwise mutually agreed, subject to materiality, exceptions and qualifications to be mutually agreed, including for the incurrence of obligations related to letters of credit up to a face amount to be mutually agreed.

Financial Covenant:	Financial covenants will be limited to:

(i) adverse variance of each of (x) Total Operating Receipts and (y) Total Operating Disbursements plus Accrued and Paid Professional Fees[5] to the Budget: (A) of no greater than 20% in the aggregate, tested cumulatively for the periods beginning on the first day of the initial Budget and ending at the end of the second, third and fourth weeks covered by the initial Budget, and (B) thereafter, of no greater than 15% in the aggregate, for rolling four week periods, tested weekly commencing at the end of the fifth week covered by the initial Budget;

(ii) minimum EBITDA-R covenants for each of (x) INMETCO and (y) Zochem, in each case, tested monthly and set at levels to be agreed; and

(iii) [Additional financial covenants TBD].

Milestones:	See Annex II attached hereto.

Waivers:	The DIP Orders shall provide customary waivers in favor of the Lenders and the Secured Note Holders, including the waiver of the automatic stay in connection with the DIP Agent’s enforcement of remedies upon an Event of Default and, upon entry of the Final DIP Order, the waiver of any surcharge of costs or expenses with respect to the DIP Agent’s and the Secured Note holders’ interest in the Collateral under sections 506(c) and 552 of the Bankruptcy Code.

[5]	To include total operating disbursements and total Professional Fees that have been paid or have been accrued but unpaid.

Stipulations:	Pursuant to the DIP Orders, the Borrowers shall provide customary stipulations as to the validity and priority of the DIP Facility and the Secured Notes.

Right To Credit Bid:	Subject to entry of the Interim DIP Order, the DIP Lenders shall have the right to credit bid as part of any asset sale process or plan sponsorship process and shall have the right to credit bid the full amount of their claims during any sale of Borrowers’ assets (in whole or in part), including without limitation, sales occurring pursuant to section 363 of the Bankruptcy Code or included as part of any restructuring plan subject to confirmation under section 1129(b)(2)(A)(ii)-(iii) of the Bankruptcy Code.

Subject to entry of the Interim DIP Order, the Borrowers shall agree the holders of the Secured Notes shall have the right to credit bid as part of any asset sale process or plan sponsorship process and shall have the right to credit bid the full amount of their claims during any sale of Borrowers’ assets (in whole or in part) with respect to any asset subject to a duly perfected lien in favor of the Secured Notes as of the Petition Date, including without limitation, sales occurring pursuant to section 363 of the Bankruptcy Code or included as part of any restructuring plan subject to confirmation under section 1129(b)(2)(A)(ii)-(iii) of the Bankruptcy Code; provided, that such relief will be binding on the Borrowers’ chapter 11 estates and all parties in interest upon entry of the Final DIP Order.

Events of Default:	The Loan Documents will include the following events of default (the occurrence of any one or more of which shall allow the DIP Agent or Required Lenders to terminate any future liability or obligation of the DIP Agent or the Lenders to lend) applicable to the Borrowers, with materiality qualifiers and grace periods to be mutually agreed, failure to make payments of principal, interest, fees or other amounts when due, with a three business day grace period with respect to payment of interest, fees and other amounts; material inaccuracy of representations and warranties; violations of covenants; cross-default to post-petition material indebtedness; failure to satisfy or stay execution of material judgments; bankruptcy or insolvency events of non-debtor subsidiaries of Horsehead Holding Corp. (other than Horsehead Zinc Recycling, LLC becoming a debtor under the Bankruptcy Cases or a bankruptcy or insolvency event of Chestnut Ridge Railroad Corp. arising primarily as a result of actions taken by Macquarie or the holders of the Secured Notes), dismissal of the Bankruptcy Cases, conversion to a chapter 7 case, recognition of the Bankruptcy Cases as a foreign non-main proceeding by the Canadian Court, Zochem shall become bankrupt under the Bankruptcy and Insolvency Act (Canada) or make an assignment for the benefit of creditors, or the Borrowers (or any one or more of them) shall file a motion or other pleading or consent to or support another person filing a motion or other pleading requesting such dismissal, conversion, foreign non-main recognition, bankruptcy or other proceeding; the appointment of a receiver, interim receiver, receiver and manager or receiver manager of Zochem or any of its material assets, whether by private appointment or by court order; appointment of a chapter 11 trustee or a responsible officer or examiner with expanded powers relating to the operation of the business of any Borrower (having powers beyond those set forth in Bankruptcy Code sections 1106(a)(3) and (4)) or the Borrowers (or any one or more of them) shall file a motion or other pleading or consent to or support another person filing a motion or other pleading requesting such appointment or the Borrowers shall consent or acquiesce to such appointment; adverse amendment, stay or leave granted with respect to the Interim DIP Order, Interim DIP Recognition Order, the Final DIP Order or Final DIP Recognition Order, as applicable, or reversal, modification, or vacation of the Interim DIP Order, Interim DIP Recognition Order, the Final DIP Order or Final DIP Recognition Order, as applicable, whether on appeal or otherwise, without the written consent of the Required Lenders or the Borrower shall file a motion or other pleading or consent to or support another person filing a motion or other pleading requesting such amendment, stay, leave, modification or vacation; the entry of an order in any of the Bankruptcy Cases granting any other super priority administrative claim or lien equal or superior to that granted to DIP Agent other than the Carve-Out or the Administration Charge, or the Borrower shall file a motion or other pleading or consents to or support another person filing a motion or other pleading requesting such a claim or lien unless such claim or lien is with respect to financing that will repay the DIP Facility in full; the entry of an order by the Bankruptcy Court or the Canadian Court granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code or the stay provided for in the applicable order of the Canadian Court (i) to allow any creditor to execute upon or enforce a lien on any Collateral with a value in excess of $250,000, or (ii) with respect to any lien of or the granting of any lien on any Collateral with a value in excess of a threshold to be agreed to any state or local environmental or regulatory agency or authority; Borrowers file any action or challenge against the DIP Agent or Lenders under the DIP Facility or consent to or support any other person filing any such action or challenge; the entry of any order by the Bankruptcy Court approving any financing under section 364 of the Bankruptcy Code other than the DIP Facility without the Required Lenders’ consent that does not repay the DIP Facility in full with the proceeds thereof or the

Borrowers shall file a motion or pleading requesting such an order or shall consent to or support any other person filing such a motion or pleading; the challenge by the Borrowers to the validity, extent, perfection, or priority of any liens under or in connection with the DIP Facility or the Borrowers shall consent to or support any other person bringing such a challenge; the filing of any plan of reorganization, or amendment thereto, by the Borrowers that does not propose to pay the DIP Facility in full in cash on the effective date of any such plan; the termination or shortening of the period in which the Borrowers’ have exclusivity to propose a plan of reorganization; the Borrowers’ cessation of all or any material part of their business operations in the aggregate, other than the idling of the Borrower’s Mooresboro, NC facility; other than as provided in any “first day order” in form and substance reasonably acceptable to the Required Lenders and as set forth in the Budget (including any permitted variances) or other than as provided in any order of the Canadian Court in form and substance reasonably satisfactory to the Required Lenders, the payment of any pre-petition obligation in excess of $100,000 in the aggregate during the Bankruptcy Cases without the Required Lenders’ consent or the Borrowers shall file a motion or other pleading or consent to another person filing such a motion or other pleading requesting payment of such pre-petition obligations; remittance, use or application of the proceeds of Collateral other than in accordance with cash management procedures and agreements acceptable to the Required Lenders; failure to timely achieve any milestones set forth in the attached Annex II; the resignation or termination of the CRO (if any), or other occurrence rendering the CRO (if any) incapacitated or unavailable for an extended period of 15 consecutive business days; the inability of the Lenders to credit bid the full amount of their claims; ERISA events; change of control; entry of a judgment or order by the Bankruptcy Court, Canadian Court or any other court modifying, limiting, subordinating, recharacterizing, or avoiding the validity, enforceability, perfection, or priority of any of the Borrowers’ obligations under the DIP Facility or the liens securing the DIP Facility, or , subject to entry of the Final DIP Order, imposing, surcharging or assessing against the Lenders’ interest in the Collateral, any costs or expenses, whether pursuant to sections 506(c) or 552 of the Bankruptcy Code or otherwise or the Borrowers shall file a motion or other pleading or consent to or support another person filing such motion or other pleading requesting such judgment or order be entered.

Assignments and Participations:	Each Lender may assign all or, subject to minimum amounts to be agreed, a portion of its loans and commitments under the DIP Facility; provided that any such assignments and transfers of Secured Notes held by Lenders as of the Closing Date may only be effectuated in ratable strips, based on ownership and commitments as of the Closing Date. Assignments will require payment by the parties to the assignment of an administrative fee to the DIP Agent and the consent of the DIP Agent; provided that no consents shall be required for an assignment to an existing Lender or an affiliate of an existing Lender; provided, further, no assignments may be made to competitors of the Borrower. In addition, each Lender may sell participations in all or a portion of its loans and commitments under one or more tranches of the DIP Facility; provided that no purchaser of a participation shall have the right to exercise or to cause the selling Lender to exercise voting rights in respect of the DIP Facility (except as to certain basic issues).

Expenses and Indemnification:	All reasonable and documented out-of-pocket expenses (including but not limited to reasonable legal fees and expenses (which shall include the fees and expenses of one primary counsel for each of the DIP Agent, the Lenders and Greywolf Capital Management, LP (“Greywolf”) and one local counsel in each applicable jurisdiction for the DIP Agent, the Lenders and Greywolf), reasonable and documented out-of-pocket fees and expenses of one financial advisor for the Lenders, reasonable and documented out-of-pocket fees and expenses of one or more operational consultants for the Lenders, expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses) and administrative fees and “seasoning fees” of the DIP Agent and its affiliates and the Lenders in connection with the preparation, execution and delivery, administration, amendment, waiver or modification (including proposed amendments, waivers or modifications) of the documentation contemplated hereby whether or not the DIP Facility is successfully consummated and in connection with the syndication of the DIP Facility and all collateral appraisals and field exams prepared or conducted by or on behalf of the DIP Agent or the Lenders are to be paid by the Borrowers. In addition, all reasonable and documented out-of-pocket fees, costs and expenses (including but not limited to reasonable and documented legal fees and expenses (which shall include the fees and expenses of one primary counsel for each of the DIP Agent and the Lenders and one local counsel in each applicable jurisdiction for each of the DIP Agent and the Lenders) and a financial advisor for the Lenders) of the DIP Agent and the Lenders for workout proceedings, enforcement costs and documentary taxes associated with the DIP Facility are to be paid by Borrowers. The Borrowers shall also reimburse the ad hoc group of holders of Secured Notes (the “Ad Hoc Group”) and Greywolf for reasonable and documented out-of-pocket fees and expenses for one financial advisor, one or more operational consultants and legal advisors (including one primary counsel for each of the group and Greywolf Capital Management LP and local counsel in each applicable jurisdiction for the group), and the obligation of the Borrower to reimburse such fees and expenses shall continue and survive the termination and payment in full of the DIP Facility, but shall terminate upon payment in full in cash of all obligations under the Secured Notes. All fees and expenses described above shall be payable by the Borrowers whether accrued or incurred prior to, on, or after the Petition Date.

Borrowers will indemnify the Lenders, the DIP Agent and their respective affiliates, and hold them harmless from and against all reasonable and documented out-of-pocket costs, expenses (including but not limited to reasonable and documented legal fees and expenses) and liabilities arising out of or relating to the transactions contemplated hereby and any (which shall include the fees and expenses of one primary counsel for each of the DIP Agent and the Lenders and one local counsel in each applicable jurisdiction for each of the DIP Agent and the Lenders, and any additional counsel to the extent reasonably required due to actual or perceived conflicts) actual or proposed use of the proceeds of any loans made under the DIP Facility; provided, however, that no such person will be indemnified for costs, expenses or liabilities to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have been incurred solely by reason of the gross negligence, bad faith, material breach or willful misconduct of such person (or their related persons).

Taxes and Other Deductions:	All payments are to be free and clear of any present or future taxes, withholdings or other deductions whatsoever (other than income and franchise taxes in the United States or the jurisdiction of the Lender’s organization or applicable lending office). The Lenders and the DIP Agent will use commercially reasonable efforts to minimize to the extent possible any applicable taxes, and Borrowers will provide customary tax indemnities.

Required Lenders:	The Lenders holding at least [75]% of total loans and commitments under the DIP Facility, with certain amendments requiring the consent of all directly and adversely affected Lenders or all Lenders.

Governing Law and Forum:	The laws of the State of New York. Each party to the Loan Documents will waive the right to trial by jury and will consent to jurisdiction of the state and federal courts located in The City of New York or, during the pendency of the Bankruptcy Cases, to the jurisdiction of the Bankruptcy Court, except for certain security documents to be delivered by Zochem, which will be governed by applicable Canadian law.

Release:	Pursuant to the Interim DIP Order, the Borrowers shall release all claims against the DIP Agent and the Lenders hereunder in connection with any claim (i) arising out of this Term Sheet, the DIP Facility and/or the Loan Documents or (ii) arising on or before the Petition Date.

Counsel to Lenders:	Akin Gump Strauss Hauer & Feld LLP and Cassels Brock & Blackwell LLP.

Financial Advisor to Lenders:	Moelis & Company.

ANNEX I

CONDITIONS TO CLOSING

The closing and initial funding of the DIP Facility are subject to the satisfaction of the following conditions precedent:

1. The negotiation, execution and delivery of the Loan Documents and other customary closing documentation materially consistent with this Term Sheet and otherwise reasonably satisfactory to the DIP Agent, Lenders and the Company. The Borrowers shall have executed or delivered such agreements, instruments or other documents that the Lenders determine to be necessary or desirable to create and perfect the DIP Liens; provided that, no real property mortgages shall be required as a condition to closing, but the Borrowers shall have delivered to counsel to the Lenders duly executed mortgages with respect to real property owned by Zochem, in proper form for filing with the applicable governmental agency, and any requisite consents required to permit such counsel to file the mortgages with the applicable governmental agency.

2. The Lenders shall have received, reviewed, and be satisfied with, (i) the Budget and (ii) unaudited consolidated and consolidating balance sheets and related statements of income of Borrowers and each Guarantor for the month ending November 30, 2015.

3. The Lenders shall have received the delivery of customary legal opinions from the Borrowers’ counsel as to, among other things, authority, authorization, execution , delivery and enforceability, corporate records and documents from public officials, and officer’s certificates, in form and substance reasonably satisfactory to the Lenders.

4. Borrowers shall have provided the documentation and other information to the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act.6

5. All invoiced, reasonable and documented out-of-pocket costs, fees, expenses (including, without limitation, legal fees and expenses and the fees and expenses of consultants and other advisors) and other compensation payable by the Borrowers to the Lenders or the DIP Agent shall have been paid to the extent due and owing with proceeds of the DIP Facility.

6. The Lenders shall have approved in form and substance a motion seeking approval of the DIP Facility and an interim order in form and substance materially consistent with the Term Sheet and otherwise acceptable to the Lenders and their counsel and the Borrowers and their counsel (the “Interim DIP Order”) shall be entered by the Bankruptcy Court no later than 3 days after the Petition Date and until entry of a final order that is substantially identical to the Interim Order or otherwise acceptable to the Lenders and their counsel and the Borrowers and their counsel (the “Final DIP Order”), the Interim DIP Order shall be in full force and effect, shall not have been reversed, vacated or stayed and shall not have been amended, supplemented or otherwise modified, in the case of any modification or amendment, in a manner that is adverse to the Lenders, without the prior written consent of the Required Lenders.

7. The Lenders shall have approved in form and substance a motion seeking recognition of the Interim DIP Order and a recognition order in form and substance materially consistent with the Term Sheet (which order, for the avoidance of doubt, may be a “supplemental order” in the

[6]	Please provide any requests as soon as possible.

Recognition Proceedings) and otherwise acceptable to the Lenders and their counsel and the Borrowers and their counsel (the “Interim DIP Recognition Order”), shall be entered by the Canadian Court no later than 4 days after the Petition Date and until entry of an order recognizing the Final DIP Order that is substantially identical to the Interim DIP Recognition Order or otherwise acceptable to the Lenders and their counsel and the Borrowers and their counsel (the “Final DIP Recognition Order”), the Interim DIP Recognition Order shall be in full force and effect, shall not have been reversed, vacated, stayed, subject to leave to appeal or any appeal and shall not have been amended, supplemented or otherwise modified, in the case of any modification or amendment, in a manner that is adverse to the Lenders, without the prior written consent of the Required Lenders.

8. All first-day motions and related orders (including, without limitation, any motions related to the DIP Facility, cash management and any critical vendor or supplier motions) entered by the Bankruptcy Court in the Bankruptcy Cases and all application material filed and orders granted in the Recognition Proceedings shall, in each case, be in form and substance reasonably satisfactory to the Lenders and their counsel and Borrowers and their counsel; provided that the foregoing shall not apply to retention applications.

9. The Lenders shall have received evidence reasonably satisfactory to the Required Lenders that the PNC Credit Facility has been paid in full and terminated and that all liens securing the PNC Credit Facility have been released.

ANNEX II

Case Milestones7

Milestone / Number of days after the Petition Date

1.	Entry of Interim DIP Order: 3 days

2.	Entry of Interim DIP Recognition Order: 4 days

3.	Entry of Final DIP Order: 35 days

4.	Entry of Final DIP Recognition Order: 37 days

5.	Filing of a plan of reorganization that is acceptable to the Required Lenders and the ad hoc group of Secured Note holders, on the one hand, and the Borrowers, on the other hand (an “Acceptable Plan”) and disclosure statement with respect to the Acceptable Plan (the “Disclosure Statement”) with the Bankruptcy Court: 40 days

6.	Entry by Bankruptcy Court of an order approving the Disclosure Statement: 75 days

7.	Entry by the Canadian Court of an order recognizing the order approving the Disclosure Statement: 77 days

8.	Entry by Bankruptcy Court of an order confirming the Acceptable Plan: 115 days

9.	Entry by the Canadian Court of an order recognizing the order confirming the Acceptable Plan: 117 days

10.	Consummation of the Acceptable Plan: 130 days

[7]	Capitalized terms used but defined herein shall have the meanings set forth in that certain Summary of Principal Terms and Conditions (including any additional annexes thereto) to which this annex is attached as Annex II.